Exhibit 99.1

Synergy Pharmaceuticals to Present at the 42nd Annual Deutsche Bank Healthcare Conference

NEW YORK, April 24, 2017 — Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced that the company will present a corporate update at the 42nd Annual Deutsche Bank Healthcare Conference in Boston on Wednesday, May 3, 2017 at 12:50 p.m. Eastern Time.

A live webcast of the presentation will be accessible through the Investor Relations section of the company’s website at www.synergypharma.com. A replay of the webcast will be available on Synergy’s website for 90 days following the conference.

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. The company has pioneered discovery, research and development efforts on analogs of uroguanylin, a naturally occurring and endogenous human GI peptide, for the treatment of GI diseases and disorders. Synergy’s proprietary GI platform includes one commercial product TRULANCE™ (plecanatide) and a second lead product candidate, dolcanatide. For more information, please visit www.synergypharma.com.

Company Contact:

Synergy Pharmaceuticals Inc.

Gem Hopkins, 212-584-7610

VP, Investor Relations and Corporate Communications

ghopkins@synergypharma.com